UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 13, 2007

(Date of earliest event reported):

INNODATA ISOGEN, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

Three University Plaza		07601
Hackensack, NJ 07601		(Zip Code)
(Address of principal executive
offices)

(201) 371-2828
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On September 13, 2007, Jack Abuhoff, the Chairman and CEO of Innodata Isogen, Inc. (the “Company”), exercised 1,139,160 stock options at a total exercise price of $882,844. Mr. Abuhoff paid the exercise price by surrendering to the Company 229,310 of the shares of common stock he would have otherwise received on the option exercise. He surrendered 395,695 additional shares to the Company in consideration of the payment by the Company on his behalf of $1,523,426 of the withholding taxes payable in respect of the option exercise. The Company issued a press release on September 13, 2007 describing the event set forth herein, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: September 13, 2007	By:

/s/ Steven L. Ford
Steven L. Ford
Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release of Innodata Isogen, Inc., dated September 13, 2007.